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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated February 19, 2007, except for Note B, Discontinued Operations, as to which the date is March 12, 2008, and Note A, Restatement of Consolidated Financial Statements, as to which the date is February 27, 2009, accompanying the consolidated financial statements in the Annual Report of USANA Health Sciences, Inc. on Form 10-K for the year ended January 3, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statements of USANA Health Sciences, Inc. on Forms S-8 (File Nos. 333-02934, 333-02860, 333-96645, 333-128103, and 333-133385).

/s/ GRANT THORNTON LLP

Salt Lake City, Utah
February 27, 2009

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM